Exhibit 99.(g)(9)

January 22, 2014

State Street Bank and Trust Company
Lafayette Corporate Center

2 Avenue de Lafayette

Boston, Massachusetts 02111

Attention:  Darin S. Dagle, Vice President

Re:          New Funds

Ladies and Gentlemen:

Please be advised that the Credit Suisse Opportunity Funds (the “Trust”) has established a new series of shares to be known as Credit Suisse Volaris Alternative Equity Fund (the “Fund”).

In accordance with Section 21, the Additional Funds provision, of the Custodian Agreement dated as of October 20, 2000 by and among each management investment company party thereto and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Agreement”), the Trust and hereby requests that your bank act as Custodian for the Fund under the terms of the Agreement.  In connection with such request, the Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section III of that certain Amendment to Custodian Agreement dated as of May 16, 2001.

For convenience, attached as Exhibit I hereto is a replacement of “Exhibit I” to the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

CREDIT SUISSE OPPORTUNITY FUNDS

		By:	/s/Karen Regan
		Name:	Karen Regan
		Title:	Secretary Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President
Effective Date: March 30, 2014

EXHIBIT I

CREDIT SUISSE OPPORTUNITY FUNDS

Credit Suisse Emerging Markets Equity Fund

Credit Suisse Floating Rate High Income Fund

Credit Suisse Managed Futures Strategy Fund

Credit Suisse Multialternative Strategy Fund

Credit Suisse Strategic Income Fund

Credit Suisse Volaris Alternative Equity Fund

CREDIT SUISSE HIGH YIELD BOND FUND

CREDIT SUISSE COMMODITY STRATEGY FUNDS

Credit Suisse Commodity ACCESS Strategy Fund

Credit Suisse Commodity Return Strategy Fund

CREDIT SUISSE TRUST

Commodity Return Strategy Portfolio

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.